UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 21, 2007

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 21, 2007, the board of directors (the “Board”) of SAN Holdings, Inc. (the “Company”) appointed David Rosenthal to serve as the Chief Financial Officer, Treasurer and Secretary of the Company. The Company issued a press release announcing the appointment of Mr. Rosenthal, which press release is furnished as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

In connection with Mr. Rosenthal’s appointment, he is entitled to an annual base salary of $225,000, with an additional bonus targeted at 30% of his base salary, based on achieving performance targets to be set by the Board, with a maximum annual bonus attainable equal to 60% of his base salary if targets to be set by the Board are met. Mr. Rosenthal was provided with a vacation policy and benefits that are similar to other senior executives of the Company. Under the agreement with Mr. Rosenthal, subject to certain conditions, the Company is required to continue paying his salary in accordance with the Company’s then existing plans for a period of 4 months following termination of employment upon a change in control or without cause.

The following sets forth biographical information regarding Mr. Rosenthal.

David Rosenthal Age: 52 (2007)
David Rosenthal joined San Holdings, Inc. in June 2007 after serving as Interim CFO at Healthy Food Holdings, Inc., a private equity funded company managing healthy food manufacturers, since September 2006. From 2004 to 2006, Mr. Rosenthal was Chief Financial Officer and Executive Vice President of Finance and Administration of SpectraLink Corporation, a manufacturer of wireless telephone systems for the workplace. From 2001 to 2003, Mr. Rosenthal served as Executive Vice President and Chief Financial Officer of StarTek, Inc. From 1999 to 2000, he was the Acting Chief Financial Officer for Celestial Seasonings. Mr. Rosenthal is a director of Cyanotech Corporation. He received his Bachelor of Science degree in Accounting from the University of California at Berkeley and his MBA degree from California State University.

On June 25, 2007, Case Kuehn (the “Resigning Director”) voluntarily resigned from the Board. The Resigning Director did not hold positions on any committees of the Board.

On June 25, 2007, the Board of the Company appointed Eric S. Nelson as a director of the Company to fill the vacancy created by the Resigning Director. The Company’s bylaws provide that each director is to hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until such director’s earlier death, resignation or removal.

Mr. Nelson was not appointed to any committee of the Board. The following sets forth biographical information regarding Mr. Nelson.

Eric S. Nelson Age: 51 (2007)
Mr. Nelson became a Vice President of Sun Capital Partners, Inc. in 2007. Most recently, he served as Chief Financial Officer of West Marine (NASDAQ: WMAR) having joined that company in March 2000 as Vice President of Finance and Controller. From 1990 through 1999, Mr. Nelson served as Chief Financial Officer in several turnaround situations including Dental Components International, a leading manufacturer of dental equipment, components, and instruments, Fluid Air Components, a manufacturer and distributor of industrial components, and Etcetera Retail Chain Stores. From 1979 to 1989, he served as Assistant Controller and other management positions with May Department Stores. He received his Bachelor of Science degree from Portland State University with an emphasis in Accounting and Economics.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release of San Holdings, Inc. dated June 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Todd A. Oseth, Chief Executive Officer

Date: June 25, 2007